UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007 CHECKFREE CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware	0-26802	58-2360335
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

4411 East Jones Bridge Road Norcross, Georgia 30092 (678) 375-3000 (Address, including zip code, and telephone number including area code of Registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-
12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 23, 2007, at a special meeting, the stockholders of CheckFree Corporation (“CheckFree”) voted to adopt the Agreement and Plan of Merger, dated as of August 2, 2007, among Fiserv, Inc. (“Fiserv”), an indirect wholly owned subsidiary of Fiserv and CheckFree, as amended (the “merger agreement”). The proposal to adopt the merger agreement received the affirmative vote of approximately 78.96% of the shares entitled to vote at the stockholder meeting.

The adoption of the merger agreement by CheckFree’s stockholders satisfies one of the conditions to completion of Fiserv’s acquisition of CheckFree. Consummation of the acquisition remains subject to other customary closing conditions, including the receipt of certain approvals under state money transmitter licensing laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKFREE CORPORATION

By: /s/ David E. Mangum___________________
Name: David E. Mangum
Title: Executive Vice President and Chief Financial
Officer

Date: October 23, 2007